UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 7, 2012

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423-855-0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Restricted Common Stock Grants

Effective February 10, 2012, and in accordance with grants approved at a meeting held February 7, 2012, of the Compensation Committee of the Board of Directors of CBL & Associates Properties, Inc. (the “Company”), the Company issued a total of 191,900 shares of its common stock pursuant to annual restricted stock awards under its Amended and Restated Stock Incentive Plan.

Included in these grants were the following restricted stock awards to the following five individuals who currently qualify as “named executive officers” of the Company pursuant to Item 402(a)(3) of Securities and Exchange Commission Regulation S-K:

Name:	Title of Officer:	Number of Shares Granted:
Charles B. Lebovitz	Chairman of the Board of Directors	25,000
John N. Foy	Vice Chairman of the Board, Chief Financial Officer, Secretary and Treasurer	25,000
Stephen D. Lebovitz	Director, President and Chief Executive Officer	25,000
Augustus N. Stephas	Executive Vice President and Chief Operating Officer	12,500
Farzana K. Mitchell	Executive Vice President - Finance	12,500

Each of these grants of restricted stock is subject to a five year vesting schedule and to the other terms and conditions prescribed in the Company's Second Amended and Restated Stock Incentive Plan, as amended by the First Amendment thereto, and the related Form of Stock Restriction Agreement for restricted stock awards in 2006 and subsequent years, copies of each of which have been filed previously as exhibits to the Company's periodic reports and are incorporated herein by reference in Item 9.01(c) below. As previously reported in the Company's annual proxy statements, these terms and conditions may be summarized as follows:

•
The recipient of the award generally has all of the rights of a stockholder during the vesting/restricted period, including the right to receive dividends on the same basis and at the same rate as all other outstanding shares of Common Stock and the right to vote such shares on any matter on which holders of the Company's Common Stock are entitled to vote.

•	The shares generally are not transferable during the restricted period, except for any transfers which may be required by law (such as pursuant to a domestic relations order).

•
If the Named Executive Officer's employment terminates during the restricted period for any reason other than death, disability, or retirement after reaching age 70 with at least 10 years of continuous service, the award agreements provide that any non-vested portion of the restricted stock award is immediately forfeited by such officer.

•
If employment terminates during the restricted period due to death or disability (as defined in the award), or due to the Named Executive Officer having retired after reaching age 70 and having maintained at least 10 years of continuous employment with the Company, its subsidiaries or affiliates, any portion of the restricted stock award that is not vested as of such date shall immediately become fully vested in the officer or his estate, as applicable.

The terms of the restricted stock awards to the Named Executive Officers are substantially identical (except as to the number of shares subject to each such award) to the terms of all other annual restricted stock awards granted to employees under the Stock Incentive Plan in February 2012. Since Charles B. Lebovitz at this time is the only Named Executive Officer to have attained age 70 with 10 years of continuous employment with the Company, no other Named Executive Officer currently would retain any unvested shares of restricted stock if he or she retired from employment with the Company.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired

Not applicable

(b)    Pro Forma Financial Information

Not applicable

(c)    Exhibits

Exhibit Number	Description
10/5/2001	CBL & Associates Properties, Inc. Second Amended and Restated Stock Incentive Plan (a)
10/5/2006	Form of Stock Restriction Agreement for Restricted Stock Awards in 2006 and subsequent years (b)
10/5/2007	First Amendment to CBL & Associates Properties, Inc. Second Amended and Restated Stock Incentive Plan (c)

(a)	Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.*

(b)	Incorporated by reference from the Company's Current Report on Form 8-K, filed on May 24, 2006.*

(b)	Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.*

* Commission File No. 1-12494

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman of the Board, Chief Financial
Officer, Treasurer and Secretary

Date: February 13, 2012